UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018 (April 18, 2018)

LINN ENERGY, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51719	81-5366183
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement or Resignation of Certain Officers

On April 18, 2018, Linn Energy, Inc. (the “Company”) announced that, effective upon the consummation of certain internal reorganization and spinoff transactions pursuant to which the Company will distribute to the holders of its Class A common stock all of the outstanding shares of common stock of Riviera Resources, Inc. (“Riviera”) on a pro rata basis (the “Spinoff”), as described in Exhibit 99.1 to this Current Report on Form 8-K:

•	Mark E. Ellis, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), will retire from his positions with the Company and the Board;

•	David B. Rottino, the Company’s Executive Vice President and Chief Financial Officer and a member of the Board, will resign from his positions with the Company and the Board in connection with his appointment as President, Chief Executive Officer and Director of Riviera; and

•	the following executive officers of the Company will depart the Company: Arden L. Walker, Jr., Executive Vice President and Chief Operating Officer; Thomas E. Emmons, Senior Vice President, Corporate Services; Jamin B. McNeil, Senior Vice President, Houston Division Operations; and Candice J. Wells, Senior Vice President, General Counsel and Corporate Secretary.

Each of Messrs. Ellis, Walker, Emmons and McNeil and Ms. Wells (the “Departing Executives”) has indicated to the Board that his or her separation from the Company is not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices. As indicated above, Mr. Rottino’s resignation occurs in connection with his appointment as President, Chief Executive Officer and Director of Riviera.

Separation Agreements with Certain Officers

On April 18, 2018, the Company entered into separation agreements (each, a “Separation Agreement,” and collectively, the “Separation Agreements”) with all of the Departing Executives. Each Departing Executive’s Separation Agreement governs the terms of his or her separation from the Company and the respective obligations of the Company and such Departing Executive during the transition period. Each Departing Executive’s employment will terminate automatically upon the effective date of the Spinoff, if not terminated earlier by either the Company or such Departing Executive, and such automatic termination will be treated as a termination by the Departing Executive with Good Reason or by the Company without Cause (as such terms are defined under the relevant Departing Executive’s existing employment agreement (each, an “Employment Agreement,” and collectively, the “Employment Agreements”)).

Pursuant to the Separation Agreements, the Departing Executives:

(i)	are no longer entitled to any further bonus or long-term incentive compensation under their respective Employment Agreements or otherwise, including, without limitation, under the Company’s 2017 Omnibus Incentive Plan (the “Plan”);

(ii)	will continue to be eligible to vest in their previously granted equity awards;

(iii)	will convert, on or prior to April 25, 2018, all of their equity interests in Linn ManagementCo LLC or Linn Energy Holdco LLC (collectively, the “units”) into common stock of the Company (the “common stock”), and are entitled to certain tax protections in connection with such conversion;

(iv)	will receive, upon their automatic termination in connection with the Spinoff or their earlier termination by the Company without Cause or by them for Good Reason, the severance due to them under their respective Employment Agreements upon a termination of their employment by the Company without Cause or by them for Good Reason, which consists of (A) a cash severance payment determined in accordance with the formulas set forth in their respective Employment Agreements, (B) the Company’s payment of the employer portion of their COBRA continuation coverage premiums for the period specified in their respective Employment Agreements, and (C) accelerated vesting of all of their previously granted but unvested long-term incentive awards; and

(v)	subject to certain limitations, have the right to make a one-time election to sell a portion of their vested shares of common stock (including those that will vest in connection with their termination of employment) to the Company, such portion not to exceed two-thirds of the aggregate of (I) all shares of common stock owned by the Departing Executive as of April 18, 2018 or received upon conversion of such Departing Executive’s units, and (II) all shares of common stock underlying any then-outstanding restricted stock units (“RSUs”) granted under the Plan.

If a Departing Executive exercises his or her put right described in clause (v) above, the Company will purchase such Departing Executive’s shares of common stock immediately prior to the Spinoff, at a price equal to the volume weighted average trading price of the common stock for the ten consecutive trading days immediately preceding the earlier of (x) the date of the Spinoff and (y) the date on which the common stock first trades ex-dividend.

The Separation Agreements require the Departing Executives to execute and not revoke a release of claims in favor of the Company as a condition of receiving certain payments and benefits described above, and also reaffirm the restrictive covenants contained in their respective Employment Agreements, including non-solicit and confidentiality clauses for each of the Departing Executives, as well as non-compete clauses for Messrs. Ellis, Walker and McNeil.

The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the Separation Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2018. In addition, investors should review the Employment Agreements for the Departing Executives, which are filed as Exhibits 10.13, 10.15, 10.16, 10.17 and 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended.

Waiver and Equity Award Letter Agreement with David Rottino

On April 23, 2018, the Company entered into a letter agreement with Mr. Rottino (the “Rottino Agreement”), which provides that Mr. Rottino (i) will convert all of his units into common stock on or prior to April 30, 2018 and is entitled to certain tax protections in connection with such conversion, (ii) is eligible to participate in a liquidity program with respect to his vested shares of common stock, which will be established by the Company on terms consistent with the liquidity program provided to the Departing Executives, and (iii) is eligible to participate in a new liquidity program which respect to the fully vested shares of Roan Resources LLC that he will receive in connection with the Spinoff, the terms of which he will negotiate with the Board in good faith.

The foregoing description of the Rottino Agreement does not purport to be complete and is qualified in its entirety by reference to the Rottino Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2018.

Item 8.01	Other Events.

On April 18, 2018, the Company issued a press release announcing, among other things, an update on the Spinoff and identifying (i) the board of directors and management team of Riviera and (ii) the management team of Blue Mountain Midstream LLC, which will be a subsidiary of Riviera upon consummation of the Spinoff. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to consummate the Spinoff and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release, dated April 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2018	LINN ENERGY, INC.

	By:	/s/ Candice J. Wells
		Name:	Candice J. Wells
		Title:	Senior Vice President, General Counsel and Corporate Secretary